Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 27, 2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender, SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, California 95054 (“SVB”) and HORIZON FUNDING TRUST 2013-1, a Delaware statutory trust, as assignee of HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, with an office located at 312 Farmington Avenue, Farmington, Connecticut 06032 (“HRZN;” together with Oxford and SVB, each a “Lender” and collectively, the “Lenders”), and SUNESIS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080 (“Borrower”).

RECITALS

A. Collateral Agent, Borrower and the Lenders have entered into that certain Loan and Security Agreement dated as of October 18, 2011 (as the same may from time to time be amended, modified, supplemented or restated, including but without limitation by that certain First Amendment to Loan and Security Agreement dated as of March 29, 2012 and that certain Second Amendment to Loan and Security Agreement dated as of September 23, 2013, the “Loan Agreement”).

B. The Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and the Lenders make certain revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.	Amendments to Loan Agreement.

2.1 Section 2.2 (Term Loans). Sections 2.2(b) of the Loan Agreement hereby is amended and restated as follows:

“(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty-two (32) months; provided, however, Borrower’s Term Loan principal payments due for the period March 1, 2015 through February 1, 2016 (collectively, the “Deferred Principal Payment”) shall be deferred until March 1, 2016 (the “Deferral Date”) and then beginning on the Deferral Date, unless earlier satisfied in full, the outstanding balance of the Term Loans, including the Deferred Principal Payment, shall re-amortize and beginning on the first Business Day following the Deferral Date and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to eight (8) months. All unpaid principal, the Final Payment, and accrued and unpaid interest with respect to the Term Loans, is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.2 Section 14 (Definitions). Effective from and after the Third Amendment Effective Date, the following terms and their definitions set forth in Section 14.1 of the Loan Agreement hereby are added or amended in their entirety and/or replaced with the following:

“Deferred Principal Payment” is defined in Section 2.2(b).

“Deferral Date” is defined in Section 2.2(b).

“Final Payment Percentage” is four and sixty-five hundredths percent (4.65%).

“Maturity Date” is October 1, 2016.

“Prepayment Fee” means with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Third Amendment Effective Date through February 29, 2016, two percent (2.00%) of the principal amount of such Term Loan prepaid; and

(ii) for a prepayment made after February 29, 2016 and prior to the Maturity Date, no Prepayment Fee shall be applicable.

Notwithstanding the foregoing, the Prepayment Fee shall only be payable if the Term Loans are wholly refinanced with another lender, other than Oxford, SVB and HRZN, collectively.

“Third Amendment Effective Date” means February 27, 2015.

3.	Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent as follows:

4.1 Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent in connection with the execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent of this Amendment, by each party hereto; (b) issuance by Borrower to and receipt by each Lender of a Warrant to Purchase Stock in form and content reasonably acceptable to each Lender; and (c) payment by Borrower of all unpaid Lender Expenses incurred to date, which may be debited from any of Borrower’s accounts.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SUNESIS PHARMACEUTICALS, INC.

By	/s/ Eric Bjerkholt
Name:	Eric Bjerkholt
Title:	EVP Corp Dev and Finance, CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Mark Davis
Name:	Mark Davis
Title:	Vice President – Finance, Secretary & Treasurer

LENDER:

HORIZON FUNDING TRUST 2013-1
By: HORIZON TECHNOLOGY FINANCE CORPORATION, its agent

By	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

LENDER:

SILICON VALLEY BANK

By	/s/ Milo Bissin
Name:	Milo Bissin
Title:	Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]